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                        CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 3 to the Registration Statement on Form N-1A of our report dated November 16, 1998, relating to the Statement of Assets and Liabilities of Barr Rosenberg VIT Market Neutral Fund, which appears in such Statement of Additional Information. We further consent to the reference to us under the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information and "Independent Accountants" in the Prospectus.




/S/  PricewaterhouseCoopers LLP



San Francisco, California
April 15, 1999